                                                                    EXHIBIT 4.6

              ----------------------------------------------------


                       INDIVIDUAL ACCOUNT RETIREMENT PLAN
                                      FOR
                           BARGAINING UNIT EMPLOYEES
             AT THE COOPER CAMERON CORPORATION GROVE CITY FACILITY
                         (JANUARY 1, 1995 RESTATEMENT)

              ----------------------------------------------------

                       INDIVIDUAL ACCOUNT RETIREMENT PLAN
                                      FOR
                           BARGAINING UNIT EMPLOYEES
             AT THE COOPER CAMERON CORPORATION GROVE CITY FACILITY
                         (JANUARY 1, 1995 RESTATEMENT)

                               TABLE OF CONTENTS

ARTICLE I:  DEFINITIONS AND CONSTRUCTION

1.01       Definitions...............................................................................        I-1
1.02       Number and Gender.........................................................................        I-5
1.03       Headings..................................................................................        I-5

ARTICLE II:  MEMBERSHIP

2.01       Initial Membership........................................................................       II-1
2.02       Membership Classification.................................................................       II-1
2.03       Reemployment Membership...................................................................       II-1

ARTICLE III:  CONTRIBUTIONS

3.01       Plan Contributions........................................................................      III-1
3.02       Amount of Company Contributions...........................................................      III-1
3.03       Payment of Company Contributions..........................................................      III-1
3.04       Reinstatement Contributions...............................................................      III-1
3.05       Return of Company Contributions...........................................................      III-2

ARTICLE IV:  ALLOCATIONS AND ADJUSTMENTS TO ACCOUNTS

4.01       Allocations of Contributions..............................................................       IV-1
4.02       Allocation of Net Income or Loss..........................................................       IV-1
4.03       Statutory Limitations on Certain Allocations..............................................       IV-1

ARTICLE V:  RETIREMENT BENEFITS......................................................................        V-1

ARTICLE VI:  DEATH BENEFITS

6.01       Death Benefits............................................................................       VI-1
6.02       Designation of Beneficiaries..............................................................       VI-1
6.03       Beneficiary in Absence of a Designated Beneficiary........................................       VI-1
6.04       Spousal Consent to Beneficiary Designation................................................       VI-2

ARTICLE VII:  DISABILITY BENEFITS

7.01       Determination of Total and Permanent Disability...........................................      VII-1
7.02       Amount of Disability Benefit..............................................................      VII-1

                                      (i)


ARTICLE VIII:  BENEFITS FOR OTHER TERMINATION OF EMPLOYMENT; VESTING

8.01       Benefits for Other Termination of Employment..............................................     VIII-1
8.02       Vested Interest...........................................................................     VIII-1
8.03       Forfeitures...............................................................................     VIII-2
8.04       Restoration of Forfeitures................................................................     VIII-2

ARTICLE IX:  TIME AND MANNER OF BENEFIT PAYMENT

9.01       Benefit Commencement......................................................................       IX-1
9.02       Benefit Payment Forms.....................................................................       IX-3
9.03       Payment of Death Benefits.................................................................       IX-6
9.04       Lump Sum Cash-Out.........................................................................       IX-8
9.05       Commercial Annuities......................................................................       IX-8
9.06       Actuarial Equivalency.....................................................................       IX-8
9.07       Eligible Rollover Distribution............................................................       IX-9

ARTICLE X:  PLAN ADMINISTRATION

10.01      Plan Administrator........................................................................        X-1
10.02      Authority of the Company..................................................................        X-1
10.03      Action by the Company.....................................................................        X-1
10.04      Claims Review Procedure...................................................................        X-2
10.05      Qualified Domestic Relations Orders.......................................................        X-2
10.6       Indemnification...........................................................................        X-2

ARTICLE XI:  FUNDING AGENT; ADMINISTRATION OF PLAN ASSETS

11.01      Funding Agent.............................................................................       XI-1
11.02      Administration of Plan Assets.............................................................       XI-1
11.03      Authorization of Benefit Payments and Distributions.......................................       XI-2

ARTICLE XII:  FIDUCIARY RESPONSIBILITIES

12.01      General Allocation of Duties..............................................................      XII-1
12.02      Fiduciary Liability.......................................................................      XII-1
12.03      Delegation and Allocation.................................................................      XII-1

ARTICLE XIII:  AMENDMENTS TO THE PLAN

13.01      Plan Amendments...........................................................................     XIII-1
13.02      Limitations on Plan Amendment.............................................................     XIII-1
13.03      Election of Former Schedule...............................................................     XIII-1

ARTICLE XIV:  PLAN TERMINATION; PLAN MERGER OR CONSOLIDATION

14.01      Right to Terminate or Discontinue.........................................................      XIV-1
14.02      Plan Termination or Discontinuance of Contributions.......................................      XIV-1
14.03      Merger, Consolidation or Transfer of Assets...............................................      XIV-1


                                     (ii)


ARTICLE XV:  VESTING SERVICE; HOUR OF SERVICE

15.01      Vesting Service...........................................................................       XV-1
15.02      Hour of Service...........................................................................       XV-1

ARTICLE XVI:  MISCELLANEOUS

16.01      Non-Guarantee of Employment...............................................................      XVI-1
16.02      Payments Solely from Plan Assets..........................................................      XVI-1
 16.03     Facility of Payment.......................................................................      XVI-1
16.04      Non-Alienation of Benefits................................................................      XVI-1
16.05      Exclusive Benefit.........................................................................      XVI-2
16.06      Transferred Employment....................................................................      XVI-2
16.07      Severability..............................................................................      XVI-2
16.08      Applicable Law............................................................................      XVI-2
16.09      Internal Revenue Service Approval.........................................................      XVI-2

ARTICLE XVII:  TAX DEFERRED SAVINGS CONTRIBUTIONS

17.01      Tax Deferred Savings Contribution Election................................................     XVII-1
17.02      Change of Tax Deferred Savings Contribution Election......................................     XVII-1
17.03      Limitation on Tax Deferred Savings Contributions..........................................     XVII-1
17.04      Excess Tax Deferred Savings Contributions.................................................     XVII-2
17.05      Investment and administration of Tax Deferred
            Savings Contributions....................................................................     XVII-2
17.06      Vesting...................................................................................     XVII-2
17.07      Distribution of Tax Deferred Savings Contributions........................................     XVII-2

APPENDIX A   SECTION 415 LIMITATIONS.................................................................        A-1


                                     (iii)

                       INDIVIDUAL ACCOUNT RETIREMENT PLAN
                                      FOR
                           BARGAINING UNIT EMPLOYEES
             AT THE COOPER CAMERON CORPORATION GROVE CITY FACILITY
                         (JANUARY 1, 1995 RESTATEMENT)

                                    PREAMBLE


         WHEREAS, Cooper Industries, Inc. established the Individual Account Retirement Plan for Bargaining Unit Employees of Grove City (the "Plan"), effective as of September 29, 1986, for the benefit of hourly employees represented by Local Union No. 1153 of the United Steelworkers of America, AFL-CIO, Local Union No. 8156, United Steelworkers of America, AFL-CIO, and the Patternmakers League of North America, Pittsburgh Association, AFL-CIO, at its Grove City Plant operation in Grove City, Pennsylvania which Cooper Industries, Inc. ("Cooper") and Cooper Cameron Corporation, a wholly-owned subsidiary of Cooper have agreed will be assumed by Cooper Cameron Corporation as of January 1, 1995; and

         WHEREAS, the Company amended and restated the Plan to comply with the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, and the Technical and Miscellaneous Revenue Act of 1988; and

         NOW, THEREFORE, effective as of January 1, 1995, the Plan is amended, restated, and renamed the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Grove City Facility.

                                   ARTICLE I

                          DEFINITIONS AND CONSTRUCTION

SECTION 1.01   DEFINITIONS

               Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

               (1) ACCOUNT: An individual account established for each Eligible Employee who becomes a Member. Such account shall be established, maintained, and administered as provided in Article IV.

               (2) ACCOUNT BALANCE: The balance credited to the Account of a Member as of any relevant date, to be determined as provided in Article IV.

               (3) ALLOCATION DATE: Any date within an Allocation Year on which Contribution Amounts are allocated as provided in Section 4.02. An "Annual Allocation Date" shall be the last day of an Allocation Year.

               (4) ALLOCATION MONTH: A period of time which coincides with a calendar month and for which the Company makes contributions pursuant to Section 3.02.

               (5) ALLOCATION YEAR: A period of time which coincides with a Plan Year and for which the Company makes contributions pursuant to Section 3.02.

               (6) BENEFIT DISBURSEMENT DATE: With respect to each Member, the date the first payment is made pursuant to the Plan to provide a benefit for such Member or his Beneficiary. In the case of an annuity, the Benefit Disbursement Date shall be the first day of the first period for which a payment is payable as an annuity and in the case of a benefit payable in a form other than an annuity, the Benefit Disbursement Date shall be the first day on which all events have occurred which entitle a Member to such benefit.

               (7) CODE: The Internal Revenue Code of 1986, and the regulations issued thereunder, as amended from time to time.

               (8) COMPANY: Cooper Cameron Corporation which as of January 1, 1995, shall be the plan sponsor of the Plan.

               (9) COMPANY CONTRIBUTION: The contributions made to the Plan by the Company in accordance with the provisions of Section 3.02.

               (10) CONTRIBUTION AMOUNT: The amount of Company Contribution made with respect to each Member as provided in Section 3.02.

               (11) CONTRIBUTION HOUR: An hour of active employment while an active Member of the Plan for which such Member receives pay from the Company, including overtime, holidays and vacation hours. A Contribution Hour shall not include any paid hours for any other absence or other periods during which no duties are performed for the Company.

               (12) CONTROLLED ENTITY: Each corporation that is a member of a controlled group of corporations, within the meaning of Section 1563(a) (determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C)) of the
                         Code), of which the Company is a member, each trade or business (whether or not incorporated) with which the Company is under common control, and each organization that is a member of an affiliated service group, within the meaning of Section 414(m) of the Code, of which the Company is a member.

               (13) EARLY COMMENCEMENT AGE: A former Member's or Member's early Commencement Age shall be age 55, and solely for purposes of Section 9.02(c)(v) the age at which he terminates employment with the Controlled Entities, and on or after attainment of such age, such Member may elect an early Benefit Disbursement Date as provided in Section 9.01(b).

               (14) EFFECTIVE DATE: September 29, 1986; provided, however, that January 1, 1995 shall be the effective date of this restatement of the Plan.

               (15) ELIGIBLE EMPLOYEE: An Employee who is employed by the Employer at its Grove City, Pennsylvania facility and who is represented by Local Union No. 1153 of United Steelworkers of America, AFL-CIO, Local Union No. 8156, United Steelworkers of America, AFL-CIO, or the Patternmakers League of North America, Pittsburgh Association, AFL-CIO.

               (16)      ELIGIBLE RETIREMENT PLAN:

                              (a)    any individual retirement account
                                     described in Section 408(a) of the Code;

                              (b)    any individual retirement annuity
                                     described in Section 408(b) of the Code;

                              (c)    any trust that meets the requirements of
                                     Section 401(a) of the Code; and

                              (d)    any annuity plan described in Section
                                     403(a) of the Code.

                         In the case of an Eligible Rollover Distribution to a beneficiary who is the Member's surviving spouse, an Eligible Retirement Plan shall mean only an individual retirement account or individual retirement annuity described in (a) or (b) above.

               (17) ELIGIBLE ROLLOVER DISTRIBUTION: All or any portion of a Plan distribution to a Member or a beneficiary who is a deceased Member's surviving spouse or an alternate payee under a qualified domestic relations order who is a Member's spouse or former spouse; provided, however, that such distribution is not (i) one of a series of substantially equal periodic payments made at least annually for over a specified period of ten or more years or the life of the Member or beneficiary or the joint lives of the Member and a designated beneficiary, (ii) a distribution to the extent such distribution is required under Section 401(a)(9) of the Code, or (iii) the portion of any distribution which is not includible in gross income (determined without regard to any exclusion of net unrealized appreciation with respect to employer securities).

               (18) ELIGIBLE SURVIVING SPOUSE: For purposes of Section 9.02(a), the spouse to whom a Member is married on his Benefit Disbursement Date. For purposes of Section 9.03(a), the spouse to whom a Member was married on the date of his death. For purposes of Section 9.03(d), the spouse to whom a former Member was married on the date of his death.

               (19) EMPLOYEE: Any individual employed by the Company or a Controlled Entity.

               (20)      EMPLOYER: The Energy Services Division of the Company.

               (21) ERISA: The Employee Retirement Income Security Act of 1974, and the regulations issued thereunder, as amended from time to time.

               (22) FUNDING AGENT: The legal reserve life insurance company or corporate trustee selected to hold and/or invest assets of the Plan, and if and when directed, to pay benefits provided under the Plan. Where there is more than one Funding Agent, the term "Funding Agent" shall refer to all such Funding Agents.

               (23) HOUR OF SERVICE: The measure of service credited to an Employee pursuant to the provisions of Section 15.02.

               (24) LEASED WORKER: Any person (other than a person who is an employee without regard to this Paragraph 1.01(24)) engaged in performing services for a Controlled Entity (the "recipient") pursuant to an agreement between the recipient and any other person ("Leasing Organization") who meets the following requirements:

                                             (a) he has performed services for
                              one or more Controlled Entities (or for any other "related persons" determined in accordance with
                              Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year;

                                             (b) such services are of a type
                              historically performed in the business field of the recipient, in the United States, by employees; and

                                             (c) he is not participating in a
                              "safe harbor plan" of the Leasing Organization. (For this purpose a "safe harbor plan" is a plan that satisfies the requirements of Section 414(n)(5) of the Code, which will generally be a money purchase pension plan with a nonintegrated company contribution rate of at least 10% of compensation and which provides for immediate participation and full and immediate vesting).

                         A person who is a Leased Worker during any taxable year beginning after December 31, 1983, shall also be considered an employee of a Controlled Entity during such period (and solely for the purpose of determining length of service for vesting purposes, and shall also be considered to have been an employee for any earlier period in which he was a Leased Worker) but shall not be a Member and shall not otherwise be eligible to become covered by the Plan during any period in which he is a Leased Worker. Notwithstanding the foregoing, the sole purpose of this Paragraph 1.01(24) is to define and apply the term "Leased Worker" strictly
                         (and only) to the extent necessary to satisfy the minimum requirements of Section 414(n) of the Code relating to "leased employees". This Section 1.01(24) shall be interpreted, applied and, if and to the extent necessary, deemed modified without formal amendment of language, so as to satisfy solely the minimum requirements of Section 414(n) of the Code.

               (25) LEAVE OF ABSENCE: Any absence authorized by the Company under the Company's standard personnel practices.

               (26) MEMBER: An Eligible Employee who has met the eligibility requirement for participation in the Plan as set forth in Article II.

               (27) ONE-YEAR BREAK-IN-SERVICE: Any Plan Year during which an Employee is credited with less than 501 Hours of Service as defined in Article XV; provided, however, that no Employee shall incur a One-Year Break-In-Service solely by reason of an absence due to the birth of a child of the Employee, the pregnancy of the Employee, the placement of a child with the Employee on account of the adoption of such child by such employee, or the caring for a child by the Employee for a period beginning following the birth or placement of such child, with respect to the Plan Year in which such absence begins, if the Employee otherwise would have incurred a One-Year Break-In-Service or, in any other case, in the immediately following Plan Year.

               (28) PLAN: Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Grove City Facility, a profit-sharing plan, as set forth herein and as amended hereafter from time to time.

               (29) PLAN YEAR: Each twelve-consecutive month period commencing January 1 and terminating on the subsequent December 31.

               (30)      RETIREMENT AGE: Age 65.

               (31) RETIREMENT DATE: The date on which an active or inactive Member terminates employment with the Company upon or after attaining his Retirement Age.

               (32) SERVICE: A Member's Service for purposes of the Plan shall be determined in accordance with the rules set forth in Article XV.

               (33) TAX DEFERRED SAVINGS CONTRIBUTIONS: The cash or deferred arrangements contributions made to the Plan in accordance with the provisions of Article XVII.

               (34) TOTAL AND PERMANENT DISABILITY: For the purposes of the Plan, an active Member shall be deemed to be totally and permanently disabled if he becomes incapacitated, other than by reason of his military service or his engaging in a felonious act, because of any medically demonstrable physical or mental condition either (a) to the extent that he is unable to engage in any substantial employment or occupation, which might reasonably be considered within his capabilities, other than such employment as is found to be for the purpose of rehabilitation or not incompatible with the finding of total and permanent disability, or (b) to the extent that his continuing to engage in any such employment would, in competent medical opinion, endanger his life. Any such total disability shall be deemed to be permanent for the purposes of this Plan if, in competent medical opinion, it still exists upon the cessation of accident and sickness or salary continuation benefits and it may be expected to continue for the remainder of such Member's life. A disability shall be considered as having been incurred by reason of military service if it shall have been directly incurred in, and due solely to, military service of such Member and if he receives a pension therefor from a government or governmental agencies.

               (35) VALUATION DATES: A Valuation Date shall be the last business day of each calendar month. The "Annual Valuation Date" shall be the last business day of a Plan Year.

               (36) VESTED INTEREST: The percentage of a Member's Account which, pursuant to the Plan, is nonforfeitable.

               (37) VESTING SERVICE: As defined in Article XV, the measure of service used in determining a Member's Vested Interest.


SECTION 1.02   NUMBER AND GENDER

               Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender.

SECTION 1.03   HEADINGS

               The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                   ARTICLE II

                                   MEMBERSHIP

SECTION 2.01   INITIAL MEMBERSHIP

               An Eligible Employee shall become a Member as of the later of
(1) the Effective Date, or (ii) the date on which he becomes an Eligible
Employee.

SECTION 2.02   MEMBERSHIP CLASSIFICATION

               A Member shall be either an "active", an "inactive", or a "former" Member. A Member while actively employed as an Eligible Employee shall be an active Member. A Member who ceases to be an Eligible Employee and (i) who remains employed by the Company or (ii) who is on Leave of Absence or layoff, shall be an inactive Member. An active or inactive Member who terminates employment with the Company, or an inactive Member described in clause (ii) of the next preceding sentence who has terminated employment with the Company and whose Leave of Absence or layoff has expired, shall be a former Member so long as he retains an Account Balance in his Account.

SECTION 2.03   REEMPLOYMENT MEMBERSHIP

               A former Employee who was a Member prior to a termination of his employment shall become an active Member again on the date of his reemployment as an Eligible Employee. A former Employee who was a Member prior to a termination of his employment shall become an inactive Member on the date of his reemployment by the Company or a Controlled Entity in an employment status other than as an Eligible Employee.

                                  ARTICLE III

                                 CONTRIBUTIONS

SECTION 3.01   PLAN CONTRIBUTIONS

               Unless specifically provided otherwise, all contributions to the Plan shall be made by the Company and Members shall not be required or permitted to make contributions to the Plan.

SECTION 3.02   AMOUNT OF COMPANY CONTRIBUTIONS

               For each Allocation Month, the Company shall contribute an amount equal to the total of the Contribution Amounts for all active Members of the Plan for the Allocation Month minus the Section 8.03 forfeitures applicable to the Plan for such Allocation Month. The monthly Contribution Amount for each Member of the Plan shall be the total of each "pay period contribution" for the Member for each "pay period" during the "Member's contribution period" ending within the Allocation Month, with each "pay period contribution" for the Member being determined by multiplying the Member's Contribution Hours for the "pay period" by the contribution rate listed in the table below:


   Effective Date of Contribution Rate                Contribution Rate
   -----------------------------------                -----------------
   On and after January 1, 1995                             $.65

A "Member's contribution period" is the period beginning as of the first day of the Member's first "pay period" ending within an Allocation Month and ending on the last day of the Member's final pay period ending within the same Allocation Month. A Member's "pay period" is the periodic payroll period for which the Member is compensated by the Company. Any Company contributions allocated for the benefit of a Member, together with any net income (or net loss) allocated thereto, shall be held in the Member's Account.

In addition to the Company Contributions set forth above which are allocated to Members' Accounts pursuant to Article IV, each Member who elected to transfer the value of his benefits under the Grove City Hourly Rate Pension Plan ("Prior Plan Benefits") shall have a separate subaccount in which he is 100% vested, maintained, adjusted and distributed in accordance with the provisions of the Plan relating to the rest of his Account.

SECTION 3.03   PAYMENT OF COMPANY CONTRIBUTIONS

               The Company may make payment of the Company Contributions for any Allocation Year and/or Allocation Month on any date or dates it elects; provided, however, that the total amount of the Company Contributions to the Plan for any Allocation Year shall be paid in full not later than the last day for filing the Company's federal income tax return for such Allocation Year (including extensions thereof). Company Contributions shall be paid directly to the Funding Agent.

SECTION 3.04   REINSTATEMENT CONTRIBUTIONS

               In any case where a reemployed former Member becomes entitled to the reinstatement of the "forfeitable portion of his Account" as provided in
Section 8.04, the Company shall contribute to the Funding Agent such forfeitable portion of his Account. Any such contribution shall be made as soon as practicable following the date of the reemployment of the former Member. Such contribution and the allocation thereof under Section 4.01 shall be made in such manner as is necessary to avoid a violation of the limitations referred to in Section 4.03.

                                     III-1

SECTION 3.05   RETURN OF COMPANY CONTRIBUTIONS

               In the event any Company Contribution to the Plan made by the Company or its Controlled Entities:

(a)      is made under a mistake of fact, or

(b) is conditioned upon deduction of the contribution under Section 404 of the Code and such deduction is disallowed, or

(c) is conditioned upon qualification of the Plan under Section 401(a) of the Code and the Plan does not so qualify,


such a contribution may be returned by the Funding Agent to the Company or its Controlled Entities within one year after the payment of the contribution, the disallowance of the deduction to the extent disallowed, or the date of denial of the qualification of the Plan, whichever is applicable, if demand therefor is made by the Company or its Controlled Entities within the time allowed by law.

                                     III-2

                                   ARTICLE IV

                    ALLOCATIONS AND ADJUSTMENTS TO ACCOUNTS

SECTION 4.01   ALLOCATIONS OF CONTRIBUTIONS

               Each active Member shall have allocated to his Account the Contribution Amount which is applicable to him for each Allocation Year or Allocation Month as provided in Section 3.02.

SECTION 4.02   ALLOCATION OF NET INCOME OR LOSS

               (a) The Funding Agent shall determine the fair market value of the Plan assets and the net income (or net loss) of the Plan assets as of each Valuation Date. As soon as practicable after each Valuation Date, the Funding Agent shall deliver to the Company a written statement of such determination.

               (b) The Funding Agent shall ascertain the net income (or net loss) of the Plan assets since the next preceding Valuation Date to the extent not otherwise allocated.

               (c) As of each Valuation Date, the net income (or net loss) of the Plan assets shall be allocated among the Accounts of the Members and each such Account shall be credited (or debited) with that portion of such net income (or net loss) which the ratio of the balance of each such Account on the immediate preceding Valuation Date bears to the balances of all such Accounts as of such immediate preceding Valuation Date; provided, however, that prior to such allocation each Account shall be reduced by the amount of any payments made therefrom since the immediately preceding Valuation Date.

SECTION 4.03   STATUTORY LIMITATIONS ON CERTAIN ALLOCATIONS

               It is the intent of the Plan that allocations made under this
Article IV shall be in compliance with the benefit limitations of Section 415 of the Code. Accordingly, the limitations set forth in Appendix A to the Plan shall apply to the allocations made under this Article IV.

                                   ARTICLE V

                              RETIREMENT BENEFITS

               As of a Member's Retirement Date, such Member shall be entitled to a retirement benefit payable in accordance with the provisions of Article IX equal in value to the sum of paragraphs (a) and (b) below:

               (a) The Member's Account Balance as of the Valuation Date with respect to which a valuation statement has been most recently issued, adjusted to reflect any net income allocable to the Account and any other changes to the Account for the period from such Valuation Date to the Member's Benefit Disbursement Date. In calculating any Account adjustments provided for in this subparagraph (a), any such calculation may be made on the basis of reasonable estimates when actual data is unavailable. Any such estimates shall be determined in an equitable, non-discriminatory, and consistent manner for determinations made between Valuation Dates.

               (b) Any Contribution Amount the Member is entitled to receive as provided in Section 3.02 which has not been included in the Member's Account Balance as of his Benefit Disbursement Date.

                                   ARTICLE VI

                                 DEATH BENEFITS

SECTION 6.01   DEATH BENEFITS

               In the event of the death of an active or inactive Member ("deceased Member," for purposes of this Section 6.01), the designated Beneficiary of the deceased Member shall be entitled to a death benefit payable in accordance with the provisions of Section 9.03 equal in value to the sum of paragraphs (a) and (b) below:

               (a) 100% of the deceased Member's Account Balance determined under subparagraphs (i) and (ii) below, whichever is applicable:

                         (i) if the deceased Member's Benefit Disbursement Date coincides with a Valuation Date, the deceased Member's Account Balance as of such Valuation Date; or

                         (ii) if the deceased Member's Benefit Disbursement
               Date does not coincide with a Valuation Date, the deceased Member's Account Balance as of the next preceding Valuation Date, adjusted to reflect any net income allocable to the Account and any other changes to the Account for the period from such Valuation Date to the Member's Benefit Disbursement Date.

               (b) Any Contribution Amount the deceased Member is entitled to receive as provided in Section 3.02 which has not been included in the deceased Member's Account Balance as of his Benefit Disbursement Date.

               In calculating any Account adjustments provided for in subparagraph (a)(ii) above, any such calculation may be made on the basis of reasonable estimates when actual data is unavailable. Any such estimates shall be determined in an equitable, non-discriminatory, and consistent manner for determinations made between Valuation Dates.

SECTION 6.02   DESIGNATION OF BENEFICIARIES

               The spouse of each married Member shall be the Beneficiary of such Member to whom payment of a death benefit determined under Section 6.01 shall be made; provided, however, that a Member may designate a person or persons other than his spouse as his beneficiary if the requirements of Section
6.04 are met. Each Member who is unmarried may designate any person or persons as his Beneficiary or Beneficiaries to whom payment of a death benefit determined under Section 6.01 shall be made in the event of the death of such Member.

SECTION 6.03   BENEFICIARY IN ABSENCE OF A DESIGNATED BENEFICIARY

               If a deceased Member with respect to whom death benefits are payable as provided in Section 6.01 does not have a surviving spouse and if no Beneficiary has been designated pursuant to the provisions of Section 6.02, or if no Beneficiary survives such Member, then the Beneficiary of such Member shall be the Beneficiary established under the following priority listing:

                         (i) the beneficiary named under a group term life insurance program sponsored by the Company,

                         (ii)      if there is no beneficiary under subparagraph
               (i) above, the beneficiary named under any other program sponsored by the Company which provides for a death benefit.

                         (iii)      if there is no beneficiary under
               subparagraph (i) or (ii) above, the children of the deceased Member, and

         (iv)      if there is no beneficiary under subparagraph (i), (ii) or
                   (iii) above, the executor or administrator of the deceased Member's estate, as the case may be.

SECTION 6.04   SPOUSAL CONSENT TO BENEFICIARY DESIGNATION

               In the event a Member is married, any election to designate a beneficiary other than his spouse as Beneficiary or to change the form of payment applicable to such Member, shall be effective and may be changed only if the Member's spouse consents in writing thereto and such consent acknowledges the effect of such action and is witnessed by a Plan representative or a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder.

                                  ARTICLE VII

                              DISABILITY BENEFITS

SECTION 7.01   DETERMINATION OF TOTAL AND PERMANENT DISABILITY

               Upon application by an active Member for a disability benefit under the Plan, the Company shall determine whether such Member has incurred a Total and Permanent Disability and shall notify such Member of its decision as soon as practicable. A Member's Total and Permanent Disability must be certified by the Company and supported by a written medical opinion.

SECTION 7.02   AMOUNT OF DISABILITY BENEFIT

               In the event of the Total and Permanent Disability of an active Member, as certified by the Company, such Member shall be entitled to a disability benefit payable in accordance with the provisions of Article IX equal in value to the sum of paragraphs (a) and (b) below:

               (a) The Member's Account Balance determined under subparagraph (i) or (ii) below, whichever is applicable:

        (i) if the Member's Benefit Disbursement Date coincides with a Valuation Date, the Member's Account Balance as of such Valuation Date; or

        (ii) if the Member's Benefit Disbursement Date does not coincide with a Valuation Date, the Member's Account Balance as of the next preceding Valuation Date, adjusted to reflect any net income allocable to the Account and any other changes to the Account for the period from such Valuation Date to the Member's Benefit Disbursement Date.

               (b) Any Contribution Amount the Member is entitled to receive as provided in Section 3.02 which has not been included in the Member's Account Balance as of his Benefit Disbursement Date.

               In calculating any Account adjustments provided for in subparagraph (a) (ii) above, any such calculation may be made on the basis of reasonable estimates when actual data is unavailable. Any such estimates shall be determined in an equitable, non-discriminatory, and consistent manner for determinations made between Valuation Dates.


                                     VII-1

                                  ARTICLE VIII

             BENEFITS FOR OTHER TERMINATION OF EMPLOYMENT; VESTING

SECTION 8.01   BENEFITS FOR OTHER TERMINATION OF EMPLOYMENT

               If an active or inactive Member's employment with the Company terminates prior to attaining his Retirement Age for any reason other than Total and Permanent Disability or death, such Member, upon attainment of the Early Commencement Age, shall be entitled to a benefit payable in accordance with the provisions of Article IX equal to the sum of paragraphs (a) and (b) below:

               (a) The Member's Vested Interest multiplied by his Account Balance determined under subparagraph (i) and (ii) below, whichever is applicable:

        (i) if the Member's Benefit Disbursement Date coincides with a Valuation Date, the Member's Vested Interest multiplied by his Account Balance as of such Valuation Date; or

        (ii) if the Member's Benefit Disbursement Date does not coincide with a Valuation Date, the Member's Vested Interest multiplied by his Account Balance as of the next preceding Valuation Date, adjusted to reflect any net income allocable to the Account and any other changes to the Account for the period from such Valuation Date to the Member's Benefit Disbursement Date.

               (b) The Member's Vested Interest in any Contribution Amount the Member is entitled to receive as provided in Section 3.02 which has not been included in the Member's Account Balance as of his Benefit Disbursement Date.

               In calculating any Account adjustments provided for in subparagraph (a)(ii) above, any such calculation may be made on the basis of reasonable estimates when actual data is unavailable. Any such estimates shall be determined in an equitable, non-discriminatory, and consistent manner for determinations made between Valuation Dates.

SECTION 8.02 VESTED INTEREST

               (a)      Except as provided in paragraph (b) or (c) of this
Section 8.02, a Member's Vested Interest in his Account on any determination date shall be determined by reference to such Member's full years of Vesting Service as of such date in accordance with the following vesting schedule:


         Full Years of Vesting
                Service                                  Vested Interest
         ----------------------                          ---------------
           Less than 3 years                                       0%
           3 years                                                33%
           4 years                                                67%
           5 or more years                                       100%

               (b) In any case where the forfeitable portion of a former Member's Account is forfeited upon a Forfeitable Event as provided in Section 8.03, the nonforfeitable portion of such Account upon such forfeiture shall then become the former Member's entire Account and the former Member's Vested Interest therein shall be 100%. In the event such former Member shall once again become an active or inactive Member on a subsequent date, such Member's existing Account with a Vested Interest of 100% shall become a separate account within the Member's new Account under the plan, and such separate account shall continue to have a Vested Interest of 100%. Any such separate account shall be maintained until such time as the Member's Vested Interest in his entire Account shall become 100%.

                                    VIII-1

               (c)      Upon the occurrence of one of the events listed in (i),
(ii), or (iii) below, the Vested Interest of a Member or former Member, as the case may be, in his Account shall become 100%:

      (i)   An active or inactive Member's Retirement Date (See Article V);

      (ii)  The death of an active or inactive Member (See Article VI); or

      (iii) An active Member's Total and Permanent Disability (see Article VII).

SECTION 8.03   FORFEITURES

               At the time a Member terminates employment with the Company and its Controlled Entities prior to attaining Retirement Age for any reason other than Total and Permanent Disability or death, a "Forfeitable Event" occurs which is either (i) distribution of the nonforfeitable portion of the Member's account or (ii) five (5) consecutive One-Year Breaks-In-Service. Upon the occurrence of a Forfeitable Event, the forfeitable portion of his Account shall be forfeited and such forfeited amount shall be applied against the Company's next contribution obligation under the Plan. Upon the forfeiture of the forfeitable portion of a Member's Account, such forfeited amount shall cease to be a part of such Member's Account.

SECTION 8.04   RESTORATION OF FORFEITURES

               If a Member who has a Vested Interest of less than 100% in his Account incurs a forfeiture pursuant to Section 8.03, such forfeited amount shall be restored to his Account upon reemployment covered by the Plan, if such reemployment occurs prior to the date on which he would have incurred five consecutive One-Year Breaks-In-Service or the number of consecutive One Year Breaks-In-Service equal to his years of Vesting Service prior to his termination of employment or five (5) years after reemployment. Any restoration shall be made from the assets of the special contribution of the Company which shall not constitute an "annual addition" within the meaning of Section 415 of the Code. The repayment period will be the earlier of five consecutive One-Year Breaks-In-Service or five years from the date of reemployment with the Employer.

                                    VIII-2

                                   ARTICLE IX

                       TIME AND MANNER OF BENEFIT PAYMENT

SECTION 9.01   BENEFIT COMMENCEMENT

               (a) Subject to the provisions of paragraphs (c) and (d) of this Section 9.01 and Section 9.04, with respect to a benefit payable to or with respect to a Member pursuant to Article V (retirement), Article VI (death) or Article VII (disability), the Benefit Disbursement Date shall be within the 90 day period following the date the Member or his Beneficiary becomes entitled to such benefit.

               (b) Subject to the provisions of paragraphs (c) and (d) of this Section 9.01, with respect to a benefit payable to a Member pursuant to
Article VIII (other termination of employment), the Benefit Disbursement Date shall be within the 90 day period following the date such Member attains his Retirement Age; provided, however, that such Member may elect a Benefit Disbursement Date which is after attainment of Early Commencement Age and prior to attainment of Retirement Age.

               (c)      Notwithstanding the foregoing provisions of this
Section 9.01, the Company for the Plan from which a benefit is to be paid may designate a later Benefit Disbursement Date and, upon notification thereof to such Member or Beneficiary, as the case may be, such designated date shall become the Benefit Disbursement Date; provided, however, that in no event shall a Benefit Disbursement Date be later than the 60th day following the close of the Plan Year during which the Member attains, or would have attained, age 65 or, if later, the date he terminated employment with the Company. If the amount of benefit payment required to commence by a certain date in accordance with the Plan cannot be ascertained by such date, or if it is not possible to commence benefit payments on such date because the Company has been unable to locate the Member or Beneficiary, as the case may be, after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such benefit payment can be ascertained under the Plan, or the date on which the Member or Beneficiary, as the case may be, is located, whichever is applicable.

               (d) Notwithstanding any provision in the Plan to the contrary, all distributions required under this Article IX shall be determined and made in accordance with the proposed regulations under Section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirements of
Section 1.401(a)(9)-2 of the proposed regulations. The entire interest of a Member in his Account must be distributed or must begin to be distributed no later than the Member's Mandatory Distribution Date. A Member's Mandatory Distribution Date will be determined as follows:

          (i) The Mandatory Distribution Date of a Member who attains age 70-1/2 on or after January 1, 1988 shall be April 1, 1990, or the first day of April following the calendar year in which the Member attains age 70-1/2, whichever is later.

          (ii) The Mandatory Distribution Date of a Member who has attained age 70-1/2 before January 1, 1988 shall be the first day of April of the calendar year following the calendar year in which the later of the Member's termination of employment or attainment of age 70-1/2 occurs.

               (e) Notwithstanding any provision to the Plan to the contrary, distributions to a Member, if not made in a single lump sum, may only be made over one of the following periods (or a combination thereof):

      (1)      The life of the Member,

      (2)      The life of the Member and his Beneficiary,

               (3) A period certain not extending beyond the life expectancy of the Member, or

               (4) A period certain not extending beyond the joint and last survivor expectancy of the Member and his Beneficiary.

                        (f) If the value of a Member's interest in his Account is to be distributed in other than a single lump sum payment, his following minimum distribution rules shall become applicable on his Mandatory Distribution Date:

               (1) If the value of the Member's Account is to be distributed in installments, it must be paid over (i) a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and his Beneficiary, or (ii) a period not extending beyond the life expectancy of his Beneficiary, and the amount of the Required Minimum Distribution for each calendar year beginning with distributions for the first distribution calendar year, must at least equal the following:

                     (i) For calendar years prior to 1989 (if applicable), the quotient obtained by dividing the Mandatory Distribution Value of the Member's Account by the applicable life expectancy, and if the Member's spouse is not the Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Member.

                     (ii) For 1989 and subsequent calendar years, the quotient obtained by dividing the Mandatory Distribution Value of the Member's Account by the lesser of (1) the applicable life expectancy or
                              (2) if the Member's spouse is not the Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of Section 1.401(a)(9)-2 of the proposed regulations (as in effect on the Effective Date). Distributions after the death of the Member shall be distributed using the applicable life expectancy referred to in clause
                              (ii)(1), above as the relevant divisor without regard to clause (ii)(2).

               (2) The Required Minimum Distribution for the Member's first distribution calendar year must be made on or before the Member's Mandatory Distribution Date. The Required Minimum Distribution for other calendar years, including the Required Minimum Distribution for the calendar year in which the Member's Mandatory Distribution Date occurs, must be made on or before December 31 of such calendar year.

               (3) Payments under an annuity option must be made in accordance with the requirements of Section 401(a)(9) of the Code.

                        (g) If the Member dies on or after the Member's Mandatory Distribution Date, the remaining portion of the Member's Account must continue to be distributed at least as rapidly as under the method of distribution in effect at the Member's death. If, however, the Member dies before the Member's Mandatory Distribution Date, distribution of the Member's Account must be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.

                        (h) For purposes of this Section 9.01(d), the words and phrases hereinafter set forth shall have the following meanings:

               (1) Applicable Life Expectancy. The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Member (or Beneficiary) as of the Member's (or Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated.

               (2) Distribution Calendar Year; First Distribution Calendar Year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's Mandatory Distribution Date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin.

               (3) Life Expectancy. Life expectancy and joint and last survivor expectancy shall be computed by use of the expected return multiples in Tables V and VI of
                        Section 1.72-9 of the Income Tax Regulations. Except as may be required pursuant to regulations under
                        Section 401(a)(9) of the Code in the case where a new Beneficiary is designated, life expectancies shall not be recalculated after the first distribution calendar year.

               (4)      Mandatory Distribution Values of a Member's Account.

                        (i) The balance of the Member's Account as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (the "valuation calendar year") increased by the amount of any contributions or forfeitures allocated to the Account as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

                        (ii) For purposes of subparagraph (i), above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the Mandatory Distribution Date, the amount of such minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

SECTION 9.02   BENEFIT PAYMENT FORMS

               (a) With respect to a benefit payable to a Member pursuant to Article V (retirement), Article VII (disability), or Article VIII (other termination of employment), the standard form of benefit for any Member who does not die prior to his Benefit Disbursement Date and who is unmarried on his Benefit Disbursement Date shall be an immediate single life annuity and the standard form of benefit for any Member who does not die before his Benefit Disbursement Date and who is married on his Benefit Disbursement Date shall be an immediate 50% joint and survivor annuity. Any such single life annuity shall be a commercial annuity for the life of the Member. Any such joint and survivor annuity shall be a commercial annuity which is payable for the life of the Member with a survivor annuity for the life of the Member's Eligible Surviving Spouse equal to 50% of the amount of the annuity payable during the joint lives of the Member and such Member's Eligible Surviving Spouse. The standard form of benefit will be automatically paid as provided in this Section 9.02(a) unless the Member has elected not to receive his benefit payments in such form by executing an "Application for Retirement Benefits Form" during the election period described in Section 9.02(d); provided, however, that the spouse of any married Member consents in writing to such election pursuant to the provisions of Section 9.02(e). Any election may be revoked and subsequent elections may be made, or revoked, at any time any number of times during such election period. If the Member has elected not to receive the standard form of benefit as provided herein, such Member's benefit shall be paid in one of the benefit payment forms under Section 9.02(c), as selected by such Member.

                         (b)      With respect to a benefit payable to a Member
pursuant to Article V (retirement), Article VII (disability), or Article VIII (other termination of employment), who is not married on his Benefit Disbursement Date the form of benefit payment shall be a single life annuity under Section 9.02(c)(i), unless such Member selects another benefit payment form provided in Section 9.02(c).

                         (c)      Subject to the provisions of paragraphs (a)
and (b) of this Section 9.02, the Member may select to receive his benefit in one of the following forms:

               (i) A commercial annuity in the form of a single life annuity for the life of such Member;

               (ii) A commercial annuity in the form of a cash refund annuity;

               (iii) A commercial annuity for a term certain of ten (10) years and continuous for the life of the Member if he survives such term certain;

               (iv) A commercial annuity payable for the life of such Member with a survivor annuity for the life of his Beneficiary which shall be equal to 50%, 75%, or 100% of the annuity payable during the joint lives of the Member and such Member's Beneficiary;

               (v) A lump sum payment payable (i) on or after Retirement Age, (ii) upon Total and Permanent Disability, (iii) on or after Early Commencement Age; or

               (vi) A single life annuity commencing prior to the earliest age as of which such Member will become eligible for an "old-age insurance benefit" under the federal Social Security Act, adjusted so that an increased amount will be paid prior to such age and a reduced amount thereafter; the purpose of this adjustment is to enable the Member to receive, from this Plan and under the federal Social Security Act, an aggregate income in approximately a level amount for life. Moreover, in the event the Member so elects, if such Member dies before receiving payments aggregating the amount of the Account at his Benefit Commencement Date, the difference shall be paid in a single lump sum to his designated beneficiary or if there is none, to the executor or administrator of his estate.

Notwithstanding the foregoing provisions of this Section 9.02(c), the following additional requirements must be satisfied:

                  (1)      The benefit payment form described in Section 9.02(c)
                  (iii) above shall only be available if the present value of the total payments actuarially expected to be made to the Member shall be more than 50% of the present value of the total payments actuarially expected to be made to the Member and his Beneficiary.

                  (2) Any payment under a benefit payment form described in this Section 9.02(c) must satisfy the distribution requirement described in Section 9.01(d).

                  (3) The form of payment to the Member or to the Member and his Beneficiary must be payable over a period of time which does not exceed the longer of: (i) the life expectancy of the Member, or (ii) the joint and last survivor life expectancy of the Member and his Beneficiary.

                  (4) Distributions due to the termination of the Plan will be made in accordance with the modes of distributions provided for in the Plan in Section 9.02(c)(i), (ii), (iii),
                  (iv), (v) and (vi) above.

             (5) Annuity starting date is defined as (i) the first day of the first period for which an amount is payable as an annuity, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Member to such benefit.

                           (d)      Subject to the provisions of Section 9.02(e)
with respect to any election described in Section 9.02(a), the Company shall furnish, or shall cause to be furnished, certain general information, pertinent to such election, to each Member on or about the date which is nine months prior to the earlier of (i) the date such Member will attain his Early Commencement Age or (ii) the date such Member will attain his latest Retirement Age. The furnished information shall be written in non-technical language and shall include (i) a general explanation of the joint and survivor annuity applicable to a married Member and a general explanation of the life annuity applicable to an unmarried Member, (ii) a description of the circumstances under which the life annuity will be paid unless the unmarried Member elects otherwise and the circumstances under which the joint and survivor annuity and the preretirement survivor annuity will be paid unless a married Member elects otherwise pursuant to the provisions of Section 6.04, which requires the spouse's written consent to a specific alternative beneficiary (or to no beneficiary) and a specific form of benefit which may not be changed without spousal consent, (iii) a description of the election procedure and the time period during which the election must be made, (iv) a description of the relative financial effect such an election would have on such Member's benefit under the Plan, and (v) a notice that, if such Member so requests within 60 days of the date he receives such notice, the Company shall furnish, or shall cause to be furnished, within 30 days of such Member's request, more detailed information as to the terms and conditions of the life annuity or joint and survivor annuity, whichever is applicable, and the financial effect of such election on such Member's benefit under the Plan. The period of time during which a Member may make election shall begin on the date the general information described above is furnished to such Member and shall end on the first day of the month coinciding with or next preceding such Member's Benefit Disbursement Date. Notwithstanding the foregoing, with respect to a Member who becomes a Member of the Plan after the date the general information described above is to be furnished, such general information shall be furnished on or about the date such Member begins participation in the Plan. In such case, and in any case where a Member does not otherwise receive the general information described above on or about the date it is to be furnished, the election period described above shall not end before (i) 90 days following the furnishing of such general information, (ii) 60 days following the furnishing of any detailed information required to be furnished due to the request of such Member, or (iii) the 90-day period ending on the annuity starting date, whichever occurs last. If a Member terminates his employment with the employer prior to the date the general information described above is furnished under such circumstance that he is entitled to a benefit pursuant to
Article VIII, such Member shall be furnished such general information as soon as practicable after such Member's termination of employment.

               (e) In the event a benefit under the Plan is to be paid to a Member in the standard joint and survivor annuity form under Section 9.02(a) and such Member elects another form of benefit payment which will not provide his spouse with a lifetime survivor annuity which is at least 50% of the amount of the annuity payable during the joint lives of the Member and the spouse, such benefit shall be paid in such form only if such Member's spouse consents thereto in writing. Any spousal consent given pursuant to this provision shall acknowledge the effect of such form of payment and shall be witnessed by a Plan representative or a notary public, unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. A vested Member (i) may elect, with the written consent of his or her spouse, not to take the qualified preretirement survivor annuity, and (ii) may revoke an election not to take the preretirement survivor annuity, or choose again to take a preretirement survivor annuity at any time, and any number of times, within the applicable election period. This period is defined in Section 417(a)(5) of the Code as from the first day of the first Plan Year in which the Member attains age 35 until the Member's death.

               (f) In accordance with procedures established by the Company, any Member who wishes to receive distribution of his vested benefit under the Plan in the form of an annuity, under the Cooper Cameron Corporation Salaried Employees' Retirement Plan (the "Cooper Cameron Salaried Plan") may elect to transfer the amount of such benefit to the Cooper Cameron Salaried Plan as of his benefit commencement date to be held and distributed in accordance with the terms thereof.

               (g) Notwithstanding any other provision of the Plan to the contrary, in no event shall any provision of the Plan restrict the availability of an alternate form of benefit to a certain select group or classification of Members or Beneficiaries.

SECTION 9.03   PAYMENT OF DEATH BENEFITS

               (a) The standard form of death benefit payable with respect to a Member who dies while employed by the Employer and who leaves an Eligible Surviving Spouse shall be an immediate survivor annuity. Such survivor annuity shall be a commercial annuity payable for the life of the Eligible Surviving Spouse. Such a Member may elect not to have the standard form of death benefit payable to his Eligible Surviving Spouse by designating a person other than his Eligible Spouse as his Beneficiary pursuant to the provisions of Sections 6.02 and 6.04; provided, however, that any such election shall not be effective before the first day of the Plan Year in which the Member attains age 35. The Company shall furnish, or shall cause to be furnished to each Member, a written explanation of the terms and conditions of the survivor annuity provided hereunder, the right of a Member to, and the effect thereof, cause someone other than his spouse to be his Beneficiary, and the rights of the Member's spouse with respect to any such designation or change thereof. The time period during which such explanation is to be provided shall end with the later of (i) the close of the Plan Year preceding the Plan Year in which the Member attains age 35, (ii) a reasonable period after the Member begins participation in the Plan, or (iii) a reasonable period after the Member separates from service with the Employer.

               (b) The form of death benefit payable with respect to a Member who is not married at the time of his death while employed by the Company, or who is married at such time and who has elected out of the standard form of death benefit provided in Section 9.03(a), shall be the form provided for in Section 9.03(c)(i), unless the Member's Beneficiary selects another benefit payment form set forth in Section 9.03(c).

               (c) With respect to the selection of a form of death benefit payment as provided in paragraphs (b) and (e) of this Section 9.03, the Member's Beneficiary may select one of the following forms:

               (i)      A lump sum payment; or

               (ii) A commercial annuity in the form of a single life annuity.

               (d) If a former Member who is entitled to a benefit pursuant to Article V (retirement), Article VII (disability), or Article VIII (other termination of employment) shall die after his termination of employment with the Company but prior to his Benefit Disbursement Date, his Vested Interest in the benefit to which he was entitled shall be paid pursuant to
Article VI, and Section 9.03(a), or 9.03(b), whichever is applicable, as if such Member had died while employed by the Company; provided, however, that the application of the provisions of this Section 9.03(d) as if the Member had died while employed by the Company shall not result in a Member entitled to a benefit under Article VIII (other termination of employment) having a greater Vested Interest in his Account than his Vested Interest as of the date of his termination of employment.

               (e) In the event a survivor annuity is to be paid to a Member's Eligible Surviving Spouse, as provided in Section

9.03(a) or 9.03(d), such Eligible Surviving Spouse may request in writing to receive the survivor benefit in one of the forms provided for in Section 9.03(c). Within a reasonable time after any such written request by such Eligible Surviving Spouse, the applicable Company shall provide, or shall cause to be provided, to such Spouse a written explanation, in non-technical language of such survivor annuity form and the alternative forms of payment which may be selected along with the financial effect of each such form.

               (f) Unless the Member otherwise elects, the payment of benefits under the Plan to the Member shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

    (i)     The date on which the Member attains age 65;

    (ii) The date on which the Member terminates service with the Company or a Controlled Entity.

Notwithstanding any provision in the Plan to the contrary, a Member's Vested Interest in his Account under the Plan must be distributed, or begun to be distributed, to him not later than the April 1 following the calendar year in which the Member attains age 70-1/2. In the event a Member dies after commencement of the distribution of his interest, any remaining portion of such interest shall be distributed to his Beneficiary in the method which is at least as rapid as the method being used at the date of his death. In the event a Member dies prior to commencement of the distribution of his interest, the entire interest attributable to such Member shall be distributed within five years after the date of his death, unless such interest is payable to his Beneficiary for a period which does not exceed the life or life expectancy of such Beneficiary, in which event distribution of such interest shall commence no later than the date such Member would have attained age 70-1/2, if the beneficiary is the surviving spouse or, under certain circumstances set forth in Section 401(a) (9) of the Code or regulations thereunder, a child of such former Member, or the date which is one year after the date of the Member's death, if the Beneficiary is not the surviving spouse or child of such former Member.

               (g) In any case where a former Member dies after his Benefit Disbursement Date, payment of the benefit payable with respect to such former Member shall continue, if applicable, in accordance with the benefit payment form in effect as provided in Section 9.02.

SECTION 9.04   LUMP SUM CASH-OUT

               Notwithstanding the foregoing provisions of this Article IX, with respect to any benefit payable pursuant to Article V (retirement), Article VI (death), Article VII (disability) or VIII (other termination of employment), if the amount of the Member's Vested Interest in his Account Balance is not in excess of $3,500 (or such greater amount as may be prescribed by the Secretary of the Treasury) such benefit shall be paid to such Member or Beneficiary, as the case may be, in one lump sum in lieu of any other benefit payment form herein provided. No distribution may be made under the previous sentence after the annuity commencement date when the accrued benefit (derived from both employer and employee contributions, excluding deductible employee contributions) is in excess of $3,500 unless the Member and his eligible spouse (or where the Member has died, the Eligible Surviving Spouse) consent in writing to such distribution. An accrued benefit is immediately distributable if any part of the benefit may be distributed to the Member before the later of normal retirement or age 62. This does not apply after the death of the Member. For purposes hereunder, present value shall be determined by using an interest rate not greater than the interest rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination.

SECTION 9.05   COMMERCIAL ANNUITIES

               In any case where a benefit payable under the Plan is to be paid in the form of a commercial annuity, a commercial annuity contract shall be purchased and distributed to the

Member or Beneficiary, as the case may be. Upon the distribution of any such contract, the Plan shall have no further liability with respect to the amount used to purchase the annuity contract and the company issuing such contract shall be solely responsible to the recipient of the contract for the annuity payments thereunder. All certificates for commercial annuity benefits shall be non-transferable, and no benefit thereunder may be sold, assigned, discounted, or pledged. Any commercial annuity purchased under the Plan shall contain such terms and provisions as may be necessary to satisfy the requirements under the Plan.

SECTION 9.06   ACTUARIAL EQUIVALENCY

               With respect to any benefit payable pursuant to the Plan, whichever form of payment is selected, the value of such benefit shall be the actuarial equivalent of the value of the Account Balance to which the particular Member or Beneficiary, as the case may be, is entitled.

SECTION 9.07   ELIGIBLE ROLLOVER DISTRIBUTIONS

               Each Member and beneficiary who receives an Eligible Rollover Distribution may elect in the time and in a manner prescribed by the Company to have all or any portion of such Eligible Rollover Distribution transferred to an Eligible Retirement Plan; provided, however, that only one such transfer may be made with respect to an Eligible Rollover Distribution to an Eligible Retirement Plan. Notwithstanding the foregoing, the Member may elect, after receiving the notice required under Section 402(f) of the Code, to receive such Eligible Rollover Distribution prior to the expiration of the 30-day period beginning on the date such Member is issued such notice, provided that the Member or beneficiary is permitted to consider his decision for at least 30 days and is advised of such right in writing.

                                   ARTICLE X

                              PLAN ADMINISTRATION

SECTION 10.01  PLAN ADMINISTRATOR

               For purposes of ERISA, the Company shall be the Plan Administrator and, as such, shall be responsible for the compliance of the Plan with the reporting and disclosure provisions of ERISA.

SECTION 10.02  AUTHORITY OF THE COMPANY

               The Company shall have all the powers and authority expressly conferred upon it herein and, further, shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject to the provisions of Section 10.04. In exercising such powers and authority, the Company at all times shall exercise good faith, apply standards of uniform application, and refrain from arbitrary action. Any decision of the Company in such exercise of its powers, authorities and duties shall be final and binding upon all affected parties. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company shall be a "named fiduciary" as that term is defined in Section 402(a)(2) of ERISA. The Company may:

                    (a) allocate any of the powers, authorities, or responsibilities for the operation and administration of the Plan, which are retained by it or granted to it by this Article X, to the Trustee; and

                    (b) designate a person or persons other than itself to carry out any of such powers, authorities, or responsibilities;

provided, however, that no powers, authorities, or responsibilities of the Trustee shall be subject to the provisions of paragraph (b) of this Section 10.02; and provided further, that no allocation or delegation by the Company of any of its powers, authorities, responsibilities to the Trustee shall become effective unless such allocation or delegation first shall be accepted by the Trustee in a writing signed by it and delivered to the Company.

SECTION 10.03  ACTION BY THE COMPANY

               Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with Section 10.02, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advices, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (i) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person who become authorized to act for the Company in accordance with the provisions of paragraph (b) of Section 10.02. Subject to the provisions of Section 10.04, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Company and the Trustees, all persons who have or who claim an interest under the Plan, and all third parties dealing with any Trustee or the Company.

SECTION 10.04  CLAIMS REVIEW PROCEDURE

               Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (hereinafter referred to as the "Claimant"), the Company shall transmit to the Claimant a written notice of its decision, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Company a written request therefor, which request shall contain the following information;

                    (a) the date on which the Claimant's request was filed with the Company; provided that the date on which the Claimant's request for review was in fact filed with the Company shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

                    (b) the specific portions of the denial of his claim which the Claimant requests the Company to review;

                    (c) a statement of the Claimant setting forth the basis upon which he believes the Company should reverse its previous denial of his claim for benefits and accept his claim as made; and

                    (d) any written material (offered as exhibits) which the Claimant desires the Company to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section 10.04.

Within 60 days of the date determined pursuant to paragraph (a) of this Section 10.04, the Company shall conduct a full and fair review of its decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Company shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

SECTION 10.05  QUALIFIED DOMESTIC RELATIONS ORDER

               The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder.

SECTION 10.06  INDEMNIFICATION

               In addition to whatever rights of indemnification the members of the Board of Directors of the Company, or any other person or persons (other than the Trustees) to whom any power, authority, or responsibility of the Company is allocated or delegated pursuant to paragraph (b) of Section 10.02, may be entitled under the articles of incorporation, regulations, or bylaws of the Company, under any provision of law, or under any other agreement, the Company shall satisfy such liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending, or completed action, suit, or proceeding which is related to the exercise, or failure to exercise, by such member or such other person or persons of any of the powers, authorities, responsibilities, or discretion of the Company as provided under the Plan and the Trust Agreement, or reasonably believed by such member or such other person or persons to be provided thereunder, and any action taken by such member or such other person or persons in connection therewith.

                                   ARTICLE XI

                         FUNDING AGENT; ADMINISTRATION
                                 OF PLAN ASSETS

SECTION 11.01  FUNDING AGENT

               (a) The assets of the Plan shall be maintained in a fund by the Funding Agent for the purpose of providing the benefits provided for under the Plan. The Company may provide for such fund by entering into a trust agreement or an annuity contract with the Funding Agent. The Company may maintain the Plan's fund through more than one Funding Agent and under more than one annuity contract or trust agreement, or any combination thereof. The Company, at any time and from time to time, may substitute a new funding medium or Funding Agent without such substitution being considered a discontinuance of the Plan.

               (b) The Funding Agent shall receive such compensation for its services as Funding Agent hereunder as may be agreed upon from time to time by the Company and the Funding Agent. The Funding Agent shall be reimbursed for all reasonable expenses it incurs while acting as Funding Agent, as agreed upon by the Company and as provided in Section 11.02(b).

SECTION 11.02  ADMINISTRATION OF PLAN ASSETS

               (a) All contributions made under the Plan shall be paid to the Funding Agent and shall be held, invested, and administered under the terms of the annuity contract or trust agreement entered into between the Company or the Employer and the Funding Agent, subject, however, to the provisions of the Plan. All property and funds of the Plan including income from investments and from all other sources, shall be retained for the exclusive benefit of Members and their Beneficiaries, as provided in the Plan, and shall be used to pay Plan benefits, or to pay expenses of administration of the Plan to the extent not paid by the Company.

               (b) Notwithstanding any other provision of the Plan, in the event any portion of a Member's benefit under the Plan is satisfied by the purchase of an annuity, the benefit otherwise payable under the Plan to such Member shall be reduced by an amount equal to the benefit purchase under the annuity contract.

               (c) Expenses incident to the administration of the Plan may be paid by the Company or the Employer and, if not paid by the Company or the Employer, shall be paid from the Plan assets, and, until paid, shall constitute a claim against the Plan assets which is paramount to the claims of Members and their Beneficiaries.

               (d) The maintenance of an Account with respect to a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property within the Plan's assets from any other funds or property contained in the investment fund. No Member or Beneficiary shall have any title to any specific asset of the Plan, nor shall any such individual have any right to, or interest in, any assets of the Plan upon termination or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable to such individual out of Plan assets.

SECTION 11.03  AUTHORIZATION OF BENEFIT PAYMENTS AND DISTRIBUTIONS

               The Company shall issue directions to the Funding Agent concerning all benefits which are to be paid from the Plan assets pursuant to the provisions of the Plan. Any distribution made with respect to a Member shall be debited to the Member's Account. The Funding Agent may make any payment required of the Funding Agent hereunder by mailing the Funding Agent's check to the person to whom such payment is to be made.

                                  ARTICLE XII

                           FIDUCIARY RESPONSIBILITIES

SECTION 12.01  GENERAL ALLOCATION OF DUTIES

               Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure of another fiduciary except to the extent provided by law or as specifically provided herein.

SECTION 12.02  FIDUCIARY LIABILITY

               A fiduciary shall not be liable in any way for any acts or omissions constituting a breach of fiduciary responsibility and occurring prior to the date he becomes a fiduciary or after the date he ceases to be a fiduciary.

SECTION 12.03  DELEGATION AND ALLOCATION

               The Company may appoint committees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of its powers and duties. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegate. Upon such appointment, delegation and acceptance, the delegating committee members shall have no liability for the acts or omissions of any such delegate, as long as the delegating committee members do not violate their fiduciary responsibility in making or continuing such delegation.

                                     XII-1

                                  ARTICLE XIII

                             AMENDMENTS TO THE PLAN

SECTION 13.01  PLAN AMENDMENTS

               Subject to the limitations set forth in Section 13.02, the Company may at any time, and from time to time, make any amendment to the Plan that it determines in its sole discretion to be appropriate. Specifically, but not by way of limitation, the Company may make any amendment to the Plan which is necessary to obtain and maintain the tax-qualified status of the Plan, and its related fund, under the Code, whether or not such amendment is retroactive.

SECTION 13.02  LIMITATIONS ON PLAN AMENDMENT

               No amendment to the Plan may be made which would vest in the Company, directly or indirectly, any interest in or control of the assets of the Plan. No amendment may be made which would vary the Plan's exclusive purpose of providing benefits to Members and their Beneficiaries, and defraying the reasonable expenses of administering the Plan, or which would permit the diversion of any part of the Plan's assets from such exclusive purpose. No amendment may be made which would reduce any existing nonforfeitable interest of a Member.

SECTION 13.03  ELECTION OF FORMER SCHEDULE

               In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Member's Vested Interest in his Account, any Member with three or more years of Vesting Service shall have a right to have his nonforfeitable interest in his Account continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the Vested Interest of such Member in his Account under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. Such Member shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of (i) the date he receives notice of such amendment from the Company, (ii) the effective date of the amendment, or
(iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 13.03, the Vested Interest of each Member on the effective date of such amendment shall not be less than his Vested Interest under the Plan as in effect immediately prior to the effective date thereof.


                                    XIII-1

                                  ARTICLE XIV

                 PLAN TERMINATION; PLAN MERGER OR CONSOLIDATION

SECTION 14.01  RIGHT TO TERMINATE OR DISCONTINUE

               The Company has established the Plan with the intention and expectation that it will be able to continue the Plan as an on- going Plan from year to year. However, the Company realizes that circumstances may arise that would make it advisable to discontinue the maintenance of the Plan. Accordingly, the Company reserves the right and shall have the power to completely or partially terminate the Plan at any time after its establishment, or to discontinue making contributions to the Plan.

SECTION 14.02  PLAN TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS

               (a) If the Plan is terminated or partially terminated, the Vested Interest of each Member directly affected by such termination shall become 100%, effective as of such termination date.

               (b) If the Plan is amended so as to permanently discontinue Company contributions, or if the Company contributions are in fact permanently discontinued the Vested Interest of each Member directly affected by such discontinuance shall become 100%, effective as of the date of discontinuance.

               (c) Upon a Plan termination or discontinuance, any previously unallocated Contribution Amounts and net income (or net loss) shall be allocated among the Accounts of the Members directly affected by such event as of the date of such termination or discontinuance according to the provisions of Article IV, as if such date of such event was an Allocation Date. Thereafter, the net income (or net loss) shall continue to be allocated to such Accounts until the Account Balances are distributed. In the event of a Plan termination, the date of the final distribution shall be treated as a Valuation Date.

               (d) Following a Plan termination or discontinuance, the Plan shall continue to be administered in accordance with its terms until such time as the Company provides the Funding Agent with instructions as to the liquidation of the Plan's assets. The Company may amend the Plan to provide for the procedures to be followed in providing for the liquidation of the Plan's assets upon a Plan termination or discontinuance; provided, however, that no such amendment or other procedure for the liquidation of the Plan's assets shall permit (i) the Plan's assets to be used for any purpose other than providing benefits to Members and their Beneficiaries, and defraying the reasonable expenses of administering the Plan, including the liquidation thereof, and (ii) distributions to or with respect to the Members directly affected by the Plan termination or discontinuance which are made at a time and are payable in a form and manner not in accordance with the provisions of the Plan.

SECTION 14.03  MERGER, CONSOLIDATION OR TRANSFER OF ASSETS

               The Plan may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless each Member or Beneficiary, would, in the event such other plan then terminated, be entitled to a benefit immediately following such event which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation or transfer.



                                     XIV-1

                                   ARTICLE XV

                        VESTING SERVICE; HOUR OF SERVICE

SECTION 15.01  VESTING SERVICE

               (a)      Subject to the provisions in paragraph (b) of this
Section 15.01, a Member's Vesting Service shall be determined on the following basis:

      (1) For the period prior to January 1, 1989, a Member shall be credited with Vesting Service in an amount equal to the service, if any, for vesting purposes with which he was credited prior to the restatement of the Plan.

      (2) For all periods from and after January 1, 1989, 1,000 or more Hours of Service during any Plan Year shall constitute one year of Vesting Service.


               (b) A Member who terminates employment and who subsequently recommences participation in the Plan, shall be reinstated with the years of Vesting Service with which he was credited prior to his termination of employment, if (i) the number of his consecutive One-Year Breaks-In-Service is less than five (5), or (ii) he had a Vested Interest at the time of such termination.

SECTION 15.02 HOUR OF SERVICE

               (a) An Hour of Service is each hour during an applicable computation period for which an Employee is directly or indirectly paid, or entitled to payment, by the Company or a Controlled Entity for the performance of duties or for reasons other than the performance of duties, including, but not limited to, any Leave of Absence. Such Hours of Service shall be credited to the Employee for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Controlled Entity. These Hours of Service shall be credited to the Employee for the computation period in which the award, agreement or payment is made. In determining an Employee's total Hours of Service during a computation period, a fraction of an hour shall be deemed a full Hour of Service.

               (b) The number of Hours of Service to be credited to an Employee for any computation period shall be governed by Section 2530.200b-2(b) and (c) of the Department of Labor Regulations under ERISA.

               (c) Hours of Service during the period prior to the Effective Date shall be determined from whatever records may be reasonably accessible to the Company and, if such records are insufficient, the Company may make whatever calculations are necessary to approximate Hours of Service for the period in a manner uniformly applicable to all Employees similarly situated. These provisions shall be construed by resolving any questions or ambiguities in favor or crediting Employees with Hours of Service.

               (d) In determining an Employee's Hours of Service, there shall be added to such Employee's Hours of Service as calculated under the preceding provisions of this 15.02, the number of hours in his regularly-scheduled workday while absent from active Employment due to sickness, disability, layoff with recall rights or Leave of Absence following a period for which he is credited with Hours of Service under the preceding provisions of this Section 15.02. An Hour of Service credited under the preceding sentence shall be known as a "Non-Paid Hour of Service" and shall be included in the employee's Hours of Service for purposes of determining his Vesting Service.

                                  ARTICLE XVI

                                 MISCELLANEOUS

SECTION 16.01  NON-GUARANTEE OF EMPLOYMENT

               The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company and any person or to be consideration for the Employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or to restrict the right of the Company to discharge any person at any time nor shall the Plan be deemed to give the Company the right to require any person to remain in the employ of the Company or to restrict any person's right to terminate his employment at any time.

SECTION 16.02  PAYMENTS SOLELY FROM PLAN ASSETS

               All benefits payable under the Plan shall be paid or provided for solely from the Plan assets and neither the Company nor the Funding Agent assumes any liability or responsibility for the adequacy thereof. The Company or the Funding Agent may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

SECTION 16.03  FACILITY OF PAYMENT

               Whenever the Company determines that a person entitled to a benefit from the Plan is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Company may direct the Funding Agent to make payments to such person or to his legal representative or to a relative or other person caring for such person with such payments shall be for the benefit of such person. Any such payment of a benefit in accordance with the provisions of this Section 16.03 shall be in complete discharge of any liability for the making of such payment under the provisions of the Plan.

SECTION 16.04  NON-ALIENATION OF BENEFITS

               Except as provided in Sections 401(a)(13)(B) and 414(p) of the Code relating to qualified domestic relations orders, benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse or for any other relative of a Member of Beneficiary to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder, shall be void. The Plan and the Funding Agent shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. Notwithstanding the foregoing provisions of this Section 16.04, the Company may direct the Funding Agent to comply with a qualified domestic relations court order requiring deductions from a Member or Beneficiary's benefit payments, but only if such deductions are specifically provided for in such order.

SECTION 16.05  EXCLUSIVE BENEFIT

               No part of the Plan assets shall be used for any purpose other than the exclusive purpose of providing benefits which Members and Beneficiaries are entitled to under the Plan, and for the purpose of defraying the reasonable expenses of administering the Plan.

SECTION 16.06  TRANSFERRED EMPLOYMENT

               In any case where a Member transfers employment, directly or indirectly, from the Company to a Controlled Entity, such

                                     XVI-1

Member shall not be considered to have terminated employment with the Company for purposes of his eligibility to receive a retirement or other vested benefit under the Plan so long as he so remains employed by a Controlled Entity.

SECTION 16.07  SEVERABILITY

               If any provisions of the Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

SECTION 16.08  APPLICABLE LAW

               All provisions of the Plan shall be construed in accordance with the laws of Texas, except to the extent preempted by federal law.

SECTION 16.09  INTERNAL REVENUE SERVICE APPROVAL

               Notwithstanding any other provision of the Plan to the contrary, the contributions made under the Plan, are contingent upon the deductibility of such contributions under Section 404 of the Code. To the extent that a deduction for such contributions is disallowed, such contributions may be returned within one year after the date of disallowance.



                                     XVI-2

                                  ARTICLE XVII

                       TAX DEFERRED SAVINGS CONTRIBUTIONS

SECTION 17.01  TAX DEFERRED SAVINGS CONTRIBUTION ELECTION

               Commencing with the date as of which this Article becomes effective or as of any January 1 or July 1 thereafter, such Member may elect to have Tax Deferred Savings Contributions in $.10 increments, made on his behalf to the Plan by his Employer and credited to his Account; provided, however, that such amount shall not be less than $.10 per Contribution Hour and in no event shall such Tax Deferred Savings Contributions under the Plan and all other qualified plans maintained by the Employer or any Controlled Entity exceed $7,000 (or such higher dollar limit as shall be in effect for such calendar year in accordance with the adjusted factor prescribed under Sections 402(g)(5) and 415(d) of the Code) during a calendar year. If a Member elects to have such Tax Deferred Savings Contributions made on his behalf, his compensation shall be reduced by the amount he elects pursuant to the terms of a compensation reduction authorization filed with the Employer. Notwithstanding the foregoing provisions of this Section, Tax Deferred Savings Contributions made with respect to a Plan Year on behalf of Highly Compensated Employees (as described and defined in Section 414(q) of the Code) shall not exceed the limitations set forth in Section 17.03.

SECTION 17.02  CHANGE OF TAX DEFERRED SAVINGS CONTRIBUTION ELECTION

               Effective as of any January 1 or July 1, any Member may suspend or change the amount of the Tax Deferred Savings Contributions made on his behalf by filing an amended compensation reduction authorization with the Employer; provided, however, that such Member may only select an amount of compensation to be so contributed which does not exceed the applicable limitations set forth in Sections 17.01 and 17.03.

SECTION 17.03  LIMITATION ON TAX DEFERRED SAVINGS CONTRIBUTIONS

               Notwithstanding any other provisions of the Plan to the contrary, the Company shall take such action as it deems appropriate to limit the amount of Tax Deferred Savings Contributions under the Plan in each Plan Year to the extent necessary to insure that any average deferral percentage requirement under Section 401(k) of the Code is not exceeded. Such Code section and regulations relating thereto, including the regulation regarding the Multiple Use Test, are hereby incorporated in the Plan by reference. If for any Plan Year, the aggregate amount of Tax Deferred Savings Contributions under the Plan actually paid over to the trustee on behalf of certain Members exceeds the maximum amount permitted under the limits described in this Section 17.03 for such Plan Year, then the amount of such excess (hereinafter referred to as "Excess Contributions" and determined by reducing the Tax Deferred Savings Contributions on behalf of such Member in order of the actual deferral percentages as defined in Section 401(k)(3)(B) of the Code beginning with the highest of such percentages), plus any income and minus any loss allocable thereto, shall be distributed to Members to whose Accounts were allocated in the case of Excess Contributions attributable to such Tax Deferred Savings Contributions, to the extent applicable. The income or loss allocable to Excess Contributions shall be determined by the Company in accordance with applicable rules and regulations.

SECTION 17.04  EXCESS TAX DEFERRED SAVINGS CONTRIBUTIONS

               If a Member who had Tax Deferred Savings Contributions made on his behalf for a Plan Year files with the Employer, within the time limit prescribed by the Employer after the end of such Plan Year, a written statement, on a form acceptable to the Employer, that he has elective deferrals within the meaning of Section 402(g) of the Code for the taxable year in excess of the dollar limitation on elective deferrals to effect for such taxable year, and specifying the amount of such excess the Member claims as allocable to the Plan, the amount of such excess and any income allocable to such excess elective deferral shall be distributed to the Member by April 15 of the year following the year of the excess elective deferral.

                                    XVII-1

SECTION 17.05  INVESTMENT AND ADMINISTRATION OF TAX DEFERRED SAVINGS
CONTRIBUTIONS

               Any Tax Deferred Savings Contributions which are credited to a Member's Account shall be deposited with the Funding Agent and commingled for investment purposes with other Plan Assets. The Funding Agent shall account for the Tax Deferred Savings Contributions of a Member separately in accordance with the procedures applicable to Accounts in general. Except as specifically provided in this Article XVII Tax Deferred Savings Contribution shall be held and administered in accordance with the procedures applicable to contributions to credited Accounts. Notwithstanding the foregoing, in no event shall the amount of a Member's Account attributable to Tax Deferred Savings Contributions be distributable to such Member or his Beneficiary earlier than (i) separation from service, death, or disability; or (ii) attainment of age 59-1/2.

SECTION 17.06  VESTING

               A Member shall be 100% vested at all times in the value of his Tax Deferred Savings Contributions.

SECTION 17.07  DISTRIBUTION OF TAX DEFERRED SAVINGS CONTRIBUTIONS

               Subject to the limitations set forth in this Section 17.07, each Member shall be entitled to receive the entire interest of his Account attributable to his Tax Deferred Savings Contributions in a single sum upon the termination of such Member's employment with the Employer and the Controlled Entities; provided, however, that if such interest when added to any other vested interest of the Member under the Plan exceeds $3,500, such interest may not be distributed to such Member prior to Normal Retirement Age without his consent and the consent of his spouse. Notwithstanding the foregoing, any such distribution of Tax Deferred Savings Contributions shall be made in the following manner unless the Member elects otherwise.

               (1) MARRIED MEMBERS. The standard form of benefit payment of Tax Deferred Savings Contributions for any Member who is married on the date such Contributions are to be distributable to him shall be an immediate 50% joint and survivor annuity. Such joint and survivor annuity shall be a commercial annuity which is payable for the life of the Member with a survivor annuity for the life of the Member's surviving spouse equal to 50% of the amount of the annuity payable during the joint lives of the Member and such Member's surviving spouse. The standard joint and survivor annuity shall be paid automatically as provided hereunder unless the Member elects to receive his benefit payments in another form during the election period described in
Section 9.02(d); provided, however, that the Member's spouse consents in writing to such election pursuant to the provisions of Section 9.02(e). Any such election may be revoked and subsequent elections may be made, or revoked, at any time during such election period provided that the Member's spouse consents thereto in writing and such consent acknowledges the effect of such action and is witnessed by a notary public or plan representative unless a Plan representative finds that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. In the event any Member receives his Vested Interest in such a single sum form, no other benefit shall be payable with respect to him under the Plan. If the Member has elected not to receive the standard joint and survivor annuity as provided herein, such Member's benefit shall be paid in a single sum.

               (2) UNMARRIED MEMBERS. The standard form of benefit payment of Tax Deferred Savings Contributions for any Member who is not married on the date such Contributions are distributable to him, shall be a single life annuity, unless such Member selects to receive his benefit payments in another form during the election period described in Section 9.02(e).

In the event that a Member dies prior to receiving the entire interest of his Account attributable to his Tax Deferred Savings Contributions, any such remaining interest shall be distributed to his Beneficiary in accordance with the provisions of Section 9.03.


        EXECUTED at Houston, Texas this 18th day of January, 1995.

                                               COOPER CAMERON CORPORATION



                                               By: /s/ Michael J. Sebastian
                                                  -----------------------------
                                               Title:

                                    XVII-2

                                   APPENDIX A

                            SECTION 415 LIMITATIONS

               Section 1. APPLICATION. The provisions set in this Appendix A are intended solely to comply with the requirements of Section 415 of the Code, as amended by the Tax Reform Act of 1986, and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section, subject, however, to the provisions of Section 1106(i)(3) of the Tax Reform Act of 1986. For such purposes, the limitations of Section 415 of the Code, as amended by the Tax Reform Act of 1986, are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Appendix A, to the extent such provisions are not consistent with said Section 415. If there is any discrepancy between the provisions in this Appendix A and the provisions of Section 415 of the Code, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code.

               Section 2. SECTION 415 DEFINITIONS. The following definition shall be applicable to this Appendix A in addition to those set forth in
Article I:

                      2.1 ANNUAL ADDITIONS. The sum of the following amounts credited to a Member's Account for a Limitation Year:

                      (a)    Employer contributions;
                      (b)    forfeitures;
                      (c) the amount of the Member's own contributions, if any, (excluding any rollover contributions);
                      (d) contributions to an individual medical account pursuant to the requirements of Section 401(h) of the Code under the Plan or any other defined contribution plan or defined benefit plan maintained by the Employer on behalf of a Member who is a key employee as defined in Section 416(i)(1) of the Code; and
                      (e) contributions to a separate account established under a welfare benefit fund, pursuant to the requirements of Section 419A of the Code, on behalf of a Member who is a key employee as defined in Section 416(i)(1) of the Code.

For purposes hereof, rollover contributions are contributions as defined in Sections 402(a)(5), 403(a)(4), and 408(d)(3) of the Code.

                      2.2 ANNUAL BENEFIT. A retirement benefit under the plan
               which is payable annually in the form of a straight-life annuity. Except as provided below, a benefit payable in a form other than a straight-life annuity must be adjusted to an actuarially equivalent straight-life annuity before applying the limitations in this Appendix A. The interest rate assumption used to determine actuarial equivalence will be the greater of the interest rate specified in the Plan or five percent. The annual benefit does not include any benefits attributable to employee contributions or rollover contributions, or the assets transferred from a qualified plan that was not maintained by the Employer. No actuarial adjustment to the benefit is required for
               (i) the value of a qualified joint and survivor annuity, (ii) the value of benefits that are not directly related to retirement benefits (such as disability benefits, preretirement death benefits and post-retirement medical benefits), and (iii) the value of post-retirement cost-of-living increases made in accordance with Treasury regulations.

                      2.3 COMPENSATION. Compensation is a Member's wages,
               salaries, and other amounts received for personal services actually rendered in the course of employment with the employer or a Controlled Entity, excluding, however, (i) contributions made by the employer or a Controlled Entity to a plan of deferred compensation to the extent that, before the application of the limitations of Section 415 to such plan, the contributions are not includible in the gross income of the Member for the taxable year in which contributed, (ii) contributions made by the Employer or a Controlled Entity on his behalf to a simplified employee pension plan described in Section 408(k) of the Code, (iii) any distributions from a plan of deferred compensation (other than amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includible in the gross income of the Member), (iv) amounts received from the exercise of a nonqualified stock option or when restricted stock or other property held by the Member becomes freely transferable or is no longer subject to substantial risk of forfeiture, (v) amounts received from the sale, exchange, or other disposition of stock acquired under a qualified stock option, and (vi) any other amounts that receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includible in the gross income of the Member).

                      2.4 DEFINED BENEFIT FRACTION. A fraction, the numerator
               of which is the projected annual benefit of such Member under all such plans (determined as of the close of such Limitation
               Year) and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such year or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such Member for such year; provided, however, that (A) if a Member was a participant prior to January 1, 1983, and on December 31, 1982, his accrued benefit exceeded the maximum defined benefit dollar limitation, on January 1, 1983, or (B) if a Member was a participant prior to January 1, 1987, and his accrued benefit on December 31, 1986 exceeded the maximum defined benefit dollar limitation on January 1, 1987, then such limitation with respect to such Member shall be equal to the greater of his accrued benefits as of December 31, 1982 or December 31, 1986, as the case may be.

                      2.5 DEFINED CONTRIBUTION FRACTION. A fraction, the
               numerator of which is the sum of the aggregate Annual Additions to the Member's Account under all defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Member's non-deductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer), and the denominator of which is the sum of the lesser of the following amounts for the current and all prior Limitation Years of service with the
               Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, determined without regard to Section 415(c)(6) of the Code, or (ii) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) of the Code with respect to such Participant for such year; provided, however, that the denominator may be determined under any transitional rules for years ending prior to January 1, 1983, prescribed by the Code (including the special transitional rule set forth in Sections 415(e)(6) of the Code, if the Plan's Administrative Committee so elects.

                      2.6 EMPLOYER. Cooper Cameron Corporation and all members
               of a controlled group of corporations (as defined in Section 414(b) of the Code, as modified by Section 415(h) of the Code), commonly controlled trades or businesses (as defined in Section 414(c) of the Code, as modified by Section 415(h) of the Code), or affiliated service groups (as defined in Section 414(m) of the Code) of which Cooper Cameron Corporation is a part.

                      2.7 EXCESS AMOUNT. The excess of the Member's Annual
               Additions for the Limitation Year over the defined contribution maximum permissible amount.

                      2.8 HIGHEST AVERAGE COMPENSATION. The average
               Compensation for the three consecutive years of service with the Employer that produces the highest average. A year of service with the Employer shall be any 12-consecutive month period of service.

                      2.9 LIMITATION YEAR. The 12-consecutive month period
               corresponding with the calendar year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

                      2.10 DEFINED CONTRIBUTION MAXIMUM PERMISSIBLE AMOUNT. The
               lesser of $30,000 (or beginning January 1, 1988, such larger amount determined under applicable provisions of the Code), or 25 percent of the Member's Compensation for the Limitation Year. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-month consecutive period, the defined contribution maximum permissible amount will not exceed $30,000 multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

                      2.11 DEFINED BENEFIT MAXIMUM PERMISSIBLE AMOUNT. The
               maximum aggregate annual retirement benefit which may be paid to a Member under a defined benefit plan maintained by the Employer may not at any time within a Limitation Year exceed the lesser of:

                             (a) $90,000; provided, however that such amount
                      shall be adjusted automatically to reflect increases in the cost-of-living in accordance with Treasury regulations beginning with the 1988 Plan Year; or

                             (b) 100% of the Member's average annual
                      Compensation for his highest three consecutive Years of Service, multiplied by:

                             (c) if paragraph (a) is utilized, the percentage
                      determined by dividing the number of years of plan participation he will have as of the end of the Limitation Year by 10, if the Member has less than ten years of plan participation at such time; or

                             (d) if paragraph (b) is utilized, the percentage
                      determined by dividing the number of years of employment with the Employer he will have as of the end of the Limitation Year by 10, if the Member has less than ten years of such employment at such time.

                      Notwithstanding the foregoing, if the Member's annual
               retirement benefit in a Limitation Year or any prior Limitation Year does not exceed $10,000, as adjusted by the percentage shown in paragraph (c) above of Section 2.11, if applicable, he may receive the full amount of such benefit without regard to the other limitations specified in this Section 2.11, provided the Member did not participate at any time in any defined contribution plan maintained by the Employer.

                      2.12 PROJECTED ANNUAL BENEFIT. The annual benefit as
               defined in Section 2.2 to which the Member would be entitled under the terms of the Plan assuming:

                             (a) the Member continued employment until the
                      social security retirement age, as defined in Section 415(b)(8) of the Code (or current age, if later); and

                             (b) the Member's Compensation for the current
                      Limitation Year and all relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

               Section 3. LIMITATIONS ON ALLOCATIONS. For each Limitation Year, the provisions hereinafter set forth shall apply.

                      3.1.1 If the Member does not participate in, and has
               never participated in another qualified plan maintained by the Employer, the amount of Annual Additions which may be credited to the Member's Account for any Limitation Year shall not exceed the lesser of the defined contribution maximum permissible amount or any other limitation contained in the plan. If the Employer contributions that would otherwise be contributed or allocated to the Member's Account would cause the Annual Additions for the Limitation Year to exceed the defined contribution maximum permissible amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the defined contribution maximum permissible amount.

                      3.1.2 Prior to determining the Member's actual
               Compensation for the Limitation Year, the Employer may determine the defined contribution maximum permissible amount for a Member on the basis of a reasonable estimation of the Member's Compensation for the Limitation Year, uniformly determined for all Members similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the defined contribution maximum permissible amount for the Limitation Year shall be determined on the basis of the Member's actual Compensation for the Limitation Year.

                      3.1.3 If there is an excess amount, the excess shall be
               disposed of as follows:

                             (a) Any non-deductible voluntary employee
                      contributions, to the extent they would reduce the excess amount, shall be returned to the Member;

                             (b) If after the application of paragraph (a), an
                      excess amount still exists, and the Member is covered by the Plan at the end of the Limitation Year, the excess amount in the Member's Account shall be used to reduce Employer contributions (including any allocations of forfeitures) for such Member in the next Limitation Year, and each succeeding year, if necessary;

                             (c) If after the application of paragraph (a), an
                      excess amount still exists, and the Member is not covered by the Plan at the end of the Limitation Year, the excess amount shall be held unallocated in a suspense account. The suspense account shall be applied to reduce future Employer contributions (including allocation of any forfeitures) for all remaining Members in the next Limitation Year, and each succeeding Limitation Year, if necessary.

                             (d) If a suspense account is in existence at any
                      time during the Limitation Year pursuant to this Section 3, it will not participate in the allocation of the investment gains and losses on the Plan's assets.

                             (e) In applying the provisions in the preceding
                      paragraphs of this Section 3.1.3, whenever it is necessary to reduce contributions to eliminate an excess amount, such reduction shall be made (i) first, from the contributions as provided in (a) above, (ii) second, from any non-deductible employee contributions other than those in (i) and any matching Employer contribution associated therewith, to the extent they would reduce the excess amount, (iii) third, from any Employer contributions other than those described in the following
                      (iv), (v) and (vi), (iv) fourth, from any Employer contributions to an employee stock ownership plan maintained by the Employer, (v) fifth, from any Employer contributions which are matching contributions for contributions described in the following (vi), and (vi) sixth, from any Employer contributions which are pay-deferral contributions elected by the Member under a cash or deferred plan described in Section 401(k) of the Code.

                      3.2.1 This Section 3.2.1 applies if, in addition to the
               Plan, the Member is covered under another defined contribution plan maintained by the Employer during any Limitation

               Year. The Annual Additions which may be credited to a Member's Account under the Plan for any such Limitation Year shall not exceed the defined contribution maximum permissible amount reduced by the Annual Additions credited to a Member's Account under the other plans for the same Limitation Year. If the Annual Additions with respect to the Member under other defined contribution plans maintained by the Employer are less than the defined contribution maximum permissible amount, and the Employer contribution that would otherwise be contributed or allocated to the Member's Account under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated shall be reduced so that the Annual Additions under all such plans for the Limitation Year shall equal the defined contribution maximum permissible amount. If the Annual Additions with respect to the Member under such other defined contribution plans in the aggregate are equal to or greater than the defined contribution maximum permissible amount, no amount shall be contributed or allocated to the Member's Account under the Plan for the Limitation Year.

                      3.2.2 Prior to determining the Member's actual
               Compensation for the Limitation Year, the Employer may determine the defined contribution maximum permissible amount for a Member in the manner described in Section 3.1.2. As soon as is administratively feasible after the end of the Limitation Year, the defined contribution maximum permissible amount for the Limitation Year shall be determined on the basis of the Member's actual Compensation for the Limitation Year.

                      3.2.3 If, pursuant to Section 3.2.2, a Member's Annual
               Additions under the Plan and such other plans will result in an excess amount for a Limitation Year, the excess amount shall be deemed to consist of the Annual Additions last allocated.

                      3.2.4 If an excess amount was allocated to a Member on an
               allocation date of the Plan which coincides with an allocation date of another plan, the excess amount attributable to the plan shall be the product of:

                             (a) The total excess amount allocated as of such
                      date, times

                             (b) The ratio of (i) the Annual Additions
                      allocated to the Member for the Limitation Year as of such date under the Plan to (ii) the total Annual Additions allocated to the Member for the Limitation Year as of such date under this and all other qualified defined contribution plans.

                      3.2.5 Any excess amount attributable to the Plan shall be
               disposed of in the manner described in Section 3.1.3.

                      3.3 If the Employer maintains or at any time maintained
               one or more qualified defined benefit plans covering any Member in the Plan, the sum of the Member's defined benefit plan fraction and defined contribution fraction shall not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Member's Account under the Plan for any Limitation Year shall be limited in accordance with Section 4.

               Section 4. MULTIPLE PLANS; OVERALL LIMITATIONS. For any Member who is covered by the Plan and who is also covered, or has ever been covered, by another qualified plan maintained by the Employer, the following provisions of this Section 4 shall apply in addition to the otherwise applicable provisions in Section 3:

                      4.1 For purposes of the benefit limitations in this
               Appendix A, all defined benefit plans maintained by the Employer, whether or not terminated, shall be treated as one defined benefit plan, and all defined contribution plans maintained by the Employer, whether or not terminated, are to be treated as one defined contribution plan.

                      4.2 If a Member is covered by more than one defined
               contribution plan maintained by the Employer, the contribution allocation provisions under Sections 3.2 and 3.1.3 shall be applied, where applicable, so as to satisfy the contribution allocation limitations stated therein. In any case where it is necessary to reduce an excess amount for a Limitation Year, reduction shall be made as among the defined contribution plans in the manner as provided in such Sections 3.2 and 3.1.3.

                      4.3 In any case where it is necessary to limit a benefit
               or allocation as provided in Section 3.3, such limitations shall be satisfied by reducing the rate of benefit accruals under the defined benefit plan or plans to the extent necessary to satisfy the applicable limitation.